EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (the “Agreement”) dated _________, 2013, made by GREAT EAST ENERGY, INC., a Nevada corporation (the “Pledgor”), in favor of Kline Law Group, in its capacity as collateral agent (the “Collateral Agent”) for and on behalf of BEZERIUS HOLDINGS LIMITED, a private company limited by shares organized under the laws of the Republic of Cyprus (the “Noteholder”), (in such capacity, the “Pledgee”). Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to them in the Option Agreement.

W I T N E S S E T H:

WHEREAS, Pledgor is a party to the Stock Purchase Option Agreement, dated as of July 25, 2013, as amended on November __, 2013 (the “Option Agreement”), whereby the Noteholder granted to the Pledgor the Option to purchase the Shares in consideration of $1,250,000 payable as set forth in the Option Agreement;

WHEREAS, the Pledgor has exercised the Option as of the date hereof and in consideration of the exercise of the Option and purchase of the Shares has paid to the Noteholder $912,500 in cash, and in payment of a portion of the Exercise Price in the amount of $337,500 has issued to the Noteholder a secured promissory note due December 31, 2013 in the principal amount of $337,500 (the “Note”);

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein, Pledgor hereby agrees with the Pledgee, for itself and the benefit of the Noteholder, as follows:

SECTION 1. Definitions. Reference is hereby made to the Note and the Option Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Note, Option Agreement or in Article 8 or Article 9 of the Uniform Commercial Code currently in effect in the State of Nevada (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Note, the Pledgor hereby pledges, assigns, hypothecates and grants to the Pledgees a first priority security interest in any and all right, title and interest of such Pledgor in and to the Shares (the “Pledged Collateral”).

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all present and future indebtedness, obligations, and liabilities of Pledgor to Pledgee under the Note (the “Obligations”).

SECTION 4. Delivery and Registration of Pledged Collateral.

(a) The Pledgor shall deliver to the Pledgee promptly upon the receipt thereof by or on behalf of the Pledgor, all certificates representing the Shares. Prior to delivery to the Pledgee or their designee, all such certificates and instruments constituting the Collateral shall be held in trust by the Pledgor for the benefit of the Pledgee pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank.

(b) The Pledgor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of Pledgee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Pledgee to exercise and enforce its rights hereunder with respect to such pledge and security interest.

SECTION 5. Representations and Warranties. The Pledgor represents and warrants that as of the date hereof that:

(a) The Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance by the Pledgor of this Agreement (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, or any applicable law compliance with which is material to the business of the Pledgor or any contractual restriction binding on or otherwise affecting it or any of its properties where the contravention of such other contractual restriction has or could reasonably be expected to have a Material Adverse Effect, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties other than pursuant to the Note and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties where such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal has or could reasonably be expected to have a Material Adverse Effect (as defined in the Option Agreement).

(c) The Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of any Lien except for the Lien created by this Agreement.

(d) The exercise by the Pledgee of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any applicable law compliance with which is material to the business of the Pledgor or any contractual restriction binding on or otherwise affecting the Pledgor or any of the properties of the Pledgor where the contravention of such other contractual restriction has or would reasonably be expected to have a Material Adverse Effect, and will not result in or require the creation of any Lien (other than pursuant to this Agreement) upon or with respect to any of the properties of the Pledgor.

(e) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Pledgee, for the benefit of itself and the Noteholder, of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement has been duly executed and delivered by and on behalf of the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

SECTION 6. Covenants as to the Pledged Collateral. Unless and until the Obligations have been paid in full, the Pledgor shall, unless the Pledgee shall otherwise consent in writing:

(a) mark its books and records to reflect the security interest granted to the Pledgee pursuant to this Agreement.

(b) at the Pledgor’s expense, promptly, and in any event within five (5) days after receipt, deliver to the Pledgee a copy of each material notice or other material communication received by it in respect of the Pledged Collateral;

(c) at the Pledgor’s expense, defend the Pledgee’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or appropriate or that the Pledgee may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral in accordance with the provisions hereof or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Pledgee, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any of its interest therein other than as permitted under the Notes and other Transaction Documents;

(f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral owned by it except for the Lien created hereby or the other Transaction Documents or for any Permitted Lien;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral;

(h) not take or fail to take any action which would in any manner impair the value or enforceability of the Pledgee’s security interest in and Lien on any Pledged Collateral;

(i) distribute to Pledgee any cash dividends or distributions received in respect of the Pledged Collateral and all such amounts shall be utilized by the Pledgee to repay the Note and other obligations of the Pledgor to the Pledgee.

SECTION 7. Distributions and Voting Rights, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Agreement and the Note; provided, however, that (A) the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Pledgee has provided prior written notice to the Pledgor that, in the Pledgee’s judgment, such action (or inaction) could reasonably be expected to affect adversely in any material respect the value of the Pledged Collateral or otherwise could reasonably be expected to have a Material Adverse Effect and (B) the Pledgor will give the Pledgee at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to affect adversely in any material respect the value of any Pledged Collateral or otherwise could reasonably be expected to have a Material Adverse Effect;

(ii) the Pledgor shall distribute to Pledgee any cash dividends or distributions received in respect of the Pledged Collateral and all such amounts shall be utilized by the Pledgee to repay the Note and other obligations of the Pledgor to the Pledgee; and

(iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of Section 7(a)(ii) hereof shall be received in trust for the benefit of the Pledgee and shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Pledgee as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be utilized by the Pledgee as set forth in Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii) without limiting the generality of the foregoing, the Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Pledgor, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Pledgee and shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Pledgee as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Pledgee as Pledged Collateral and as further collateral security for the Obligations.

SECTION 8. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby authorizes the Pledgee to file any financing statements required hereunder, and any continuation statements or amendment with respect thereto for the perfection of the security interest created hereby in any appropriate filing office without the signature of the Pledgor. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledge Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) If the Pledgor fails to perform any agreement or obligation contained herein, the Pledgee itself may, after the occurrence and during the continuance of an Event of Default, perform, or cause performance of, such agreement or obligation, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(c) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) The powers conferred on the Pledgee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

SECTION 9. No Assumption of Liabilities. The acceptance by the Pledgee of this Agreement, with all of the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Pledged Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expense or perform or discharge any obligation, duty or liability hereunder or otherwise with respect to the Pledged Collateral.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Nevada; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, for cash only at the price not less than $912,500 and on the terms reasonably acceptable to the Pledgor. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) business days’ notice to the Pledgor of the time and place of any public sale of Pledged Collateral or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that the Pledgee determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 10(a) hereof, the Pledgor will, at the Pledgor’s expense and upon request by the Pledgee: execute and deliver, and cause the Pledgor and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Pledgee, advisable to sell such Pledged Collateral in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws.

(c) Notwithstanding the provisions of Section 10(b) hereof, the Pledgor recognizes that the Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Pledgee may, therefore, determine to make one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.

(d) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 11 hereof) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect consistent with the provisions of the Notes. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after the date all of the Obligations have been paid in full shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

SECTION 11. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto shall be applied by the Collateral Agent pursuant to the rights and powers granted to the Collateral Agent by the Option Agreement:

(a) First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Pledgee and the fees and expenses of its agents and counsel;

(b) Next, to the payment in full of the Obligations; and

(c) Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 11, "proceeds" of Pledged Collateral shall mean cash realized in respect of Pledged Collateral.

SECTION 12. Indemnity and Expenses.

(a) The Pledgor agrees to indemnify, defend, protect and hold harmless the Pledgee and the Collateral Agent (and all of its respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) The Pledgor agrees to pay to the Pledgee upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and disbursements of the Pledgee’s counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 13. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to it at the address of the Pledgor specified in the Option Agreement; if to the Pledgee, to it at the address specified next to the Pledgee’s signature below; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) days after deposit in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received, or (c) if delivered by overnight courier or by hand delivery upon delivery.

SECTION 14. Governing Law; Process Agents; Consent to Jurisdiction, Venue, Etc.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 15. WAIVER OF JURY TRIAL, ETC THE PLEDGOR (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, THE PLEDGEE) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PLEDGOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF PLEDGEE OR THE NOTEHOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PLEDGEE OR THE NOTEHOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PLEDGOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PLEDGEE ENTERING INTO THIS AGREEMENT.

SECTION 16. Security Interest Absolute. All rights of the Pledgee and the Noteholder, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Note, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note, (iii) any exchange or release of (except to the extent of any such release), or non-perfection of any Lien on, any Pledged Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations other than such Obligations having been paid in full. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 17. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgee and the Pledgor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Pledgee and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Pledgee or the Noteholder to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Pledgee and the Noteholder provided herein and in the Note are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Pledgee under the Note against any party thereto are not conditional or contingent on any attempt by the Pledgee or the Noteholder to exercise any of their rights under any other document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the date the Obligations are paid in full, and (ii) be binding on each Pledgor and, by its acceptance hereof, the Pledgee, and its permitted successors and assigns, and shall inure, together with all rights and remedies of the Pledgee and the Noteholder, to the benefit of Pledgee and the Noteholder and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Pledgee and the Noteholder may assign or otherwise transfer their respective rights and obligations under this Agreement to any other Person (to the extent permitted by the Note), and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Pledgee and the Noteholder herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Pledgee or the Noteholder shall mean the assignee of Pledgee or the Noteholder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Pledgee, and any such assignment or transfer without such consent shall be null and void.

(e) On the date the Obligations have been paid in full and the Note has been terminated (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Pledgee will, at the Pledgor’s expense, except as otherwise required by applicable law, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination and reversion of rights.

(f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by their officer thereunto duly authorized, as of the date first above written.

PLEDGOR:

GREAT EAST ENERGY, INC.

By:	/s/ Michael Doron
Name:	Michael Doron
Title:	Chief Executive Officer